UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2023

AMERGENT HOSPITALITY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56160	84-4842958
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

Post Office Box 470695

Charlotte, NC

28247

(Address of principal executive office) (zip code)

(Former address of principal executive offices) (zip code)

(704) 366-5122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amergent Hospitality Group Inc., a Delaware corporation (“Amergent” or the “company”), through its wholly owned subsidiary, 110/120 Cuisine, LLC, entered into an asset purchase agreement (“Agreement”) with Boudreaux’s Cajun Kitchen, Inc. to acquire the Houston, Texas based brand and its four restaurant locations on January 18, 2023, for an aggregate purchase price of $3,750,00. The purchase price is payable through a combination of cash and convertible promissory notes secured by the acquired assets (“Notes”).

Each of the parties has made customary representations and warranties and covenants in the Agreement. The closing is subject to certain conditions, including, among others, the accuracy of the representations and warranties of the parties, and compliance by the parties with their respective obligations under Agreement. The Agreement contemplates the execution of certain ancillary agreements between the parties (or their respective affiliates).

The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be attached to the company’s quarterly report on From 10Q for the period ending March 31, 2023.

Item 3.02. Unregistered Sales of Equity Securities

Pursuant to the Agreement and as described in Item 1.01 above, the company has agreed to issue to the seller the Notes. The offer and sale of the foregoing Note is being made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The information in Item 1.01 above is incorporated by reference into this Item 3.02.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the company’s expectations regarding the closing of the asset purchase transaction. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the company’s control. These statements are subject to risks, uncertainties, assumptions and other important factors. Factors that could cause the company’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreements; the inability to complete the proposed transaction due to the failure to satisfy other conditions to completion of such transaction; the risk that the transaction will not be consummated in a timely manner.

Additional factors that could cause the company’s actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the section entitled “Risk Factors” included in the company’s Annual Report on Form 10-K for the year ended December 31, 2021, originally filed with the SEC on March 15, 2022, as such factors may be amended and updated from time to time in the company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2023

Amergent Hospitality Group Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer